UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2017 (December 15, 2017)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

From December 15 to December 29, 2017, MassRoots, Inc. (the “Company”) entered into separate subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) pursuant to which it agreed to sell an aggregate of $2,000,000 of shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) at $0.20 per Share together with five-year warrants (the “Warrants” and together with the Shares, the “Securities”) to purchase shares of Common Stock (the “Warrant Shares”) in an amount equal to 100% of the number of Shares issued at an exercise price of $0.40 per share. From December 15 to December 29, 2017, the Company closed on the sale of $2,000,000 of Securities.

Pursuant to the Subscription Agreements, the Company agreed to undertake to file a registration statement to register the resale of the Shares and the Warrant Shares within 30 days of the closing of the transaction and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 90 days following its filing.

The Warrants are exercisable, at any time on or after the initial issuance date, at a price of $0.40 per share, subject to adjustment, and expire five years from the date of issuance. The holders of Warrants are able to, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

The foregoing descriptions of the Subscription Agreements and Warrants are not complete and are qualified in their entireties by reference to the full text of the Form of Subscription Agreement and Form of Warrant, copies of which are filed as Exhibit 10.1 and 4.1, respectively, to this Current Report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

From December 15 to December 29, 2017, the Company closed on the sale of the Securities in consideration for aggregate gross proceeds of $2,000,000. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02.

The Securities were sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On November 21, 2017, the Company announced that it filed a lawsuit in District Court in Denver, Colorado (the “Court”) against Isaac Dietrich, the Company’s then former Chief Executive Officer (the “Lawsuit”). On December 20, 2017, the Board of Directors of the Company unanimously recommended that the Lawsuit be dismissed. On December 21, 2017, the Company filed a Notice of Dismissal of Action with Prejudice with the Court.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1 10.1	Form of Warrant dated December 2017 Form of Subscription Agreement dated December 2017

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: December 29, 2017	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer